FEE AGREEMENT

[            ], 2022

Ladies and Gentlemen:

Reference is made to the Underwriting Agreement, dated [            ], 2022, by and among PIMCO Access Income Fund (the “Fund”), Pacific Investment Management Company LLC and each of the respective underwriters named therein (the “Underwriting Agreement”) relating to the Offering (as defined below). This Fee Agreement (the “Agreement”) is between Pacific Investment Management Company LLC (including any successor or assign by merger or otherwise, the “Company”) and each qualifying underwriter listed on Schedule I hereto (each a “Qualifying Underwriter”). Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Underwriting Agreement.

1.    Fee. In consideration of certain financial advisory services that each Qualifying Underwriter has provided to the Company and its affiliates related to the sale and distribution of the Fund’s common shares of beneficial interest (the “Common Shares”) (the “Offering”), the Company shall pay a fee to each Qualifying Underwriter in the amount set forth with respect to such Qualifying Underwriter on Schedule I hereto (the “Fee”). The Fee shall be paid on or before the Closing Time (as defined in the Underwriting Agreement) or as otherwise agreed to by the parties, by wire transfer pursuant to the instructions provided by each Qualifying Underwriter to the Company. The Fee payable to each Qualifying Underwriter will not exceed the percentage of the total price to the public of the shares sold by the Fund in the Offering set forth with respect to such Qualifying Underwriter on Schedule I hereto. In the event the Offering does not proceed, each Qualifying Underwriter will not receive any fees under this Agreement; however, for the avoidance of doubt, accountable expenses actually incurred may be payable to the Qualifying Underwriter pursuant to the terms of the Underwriting Agreement.

2.    Term. This Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in Section 1 hereof, or upon the termination of the Underwriting Agreement without the Common Shares having been delivered and paid for. Notwithstanding the foregoing, Sections 3, 4, 5, 8 and 9 of this Agreement and the Indemnification Agreement attached hereto shall survive the termination of this Agreement.

3.    Indemnification. The Company agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

4.    Not an Investment Adviser. The Company acknowledges that each Qualifying Underwriter has not provided any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund’s portfolio. The Company acknowledges and agrees that each Qualifying Underwriter has been retained to act solely as an adviser to the Company, and the Company’s engagement of each Qualifying Underwriter pursuant to this Agreement is not intended to confer rights upon any person (including the Fund or any shareholders, employees or creditors of the Company or the Fund) not a party hereto as against a Qualifying Underwriter or its affiliates, or their respective directors, officers, employees or agents, successors, or assigns. Each Qualifying Underwriter has acted as an independent contractor under this Agreement, and not in any other capacity including as a fiduciary, and any duties arising out of its engagement under this Agreement shall be owed solely to the Company.

5.    Not Exclusive. Nothing herein shall be construed as prohibiting you or your affiliates from acting as an underwriter or financial adviser or in any other capacity for any other persons (including other registered investment companies or other investment managers).

6.    Amendment; Waiver. No provision of this Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.

7.    Governing Law. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by and construed in accordance with the laws of the State of New York. No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. EACH OF THE QUALIFYING UNDERWRITERS AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT.

8.    Successors and Assigns. This Agreement shall be binding upon the Company and the Qualifying Underwriter and their respective successors and assigns and any successor or assign of any substantial portion of the Company’s or the Qualifying Underwriter’s respective businesses and/or assets.

9.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one agreement. Counterparts may be executed and delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other method and any counterpart so executed or delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

This Agreement shall be effective as of the date first written above.

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:
Name:
Title:

[Signature page to Qualifying Underwriter Fee Agreement]

Agreed and Accepted:

[BANK NAME]

By:
Name:
Title:

[Signature page to Qualifying Underwriter Fee Agreement]

Schedule I

Qualifying Underwriter	Fee	Percentage of the total price to the public of the shares sold by the Fund in the Offering

Indemnification Agreement

[            ], 2022

Ladies and Gentlemen:

Reference is made to the Fee Agreement (the “Agreement”), dated [            ], 2022, between the undersigned (including any successor or assign by merger or otherwise, the “Company”) and each Qualifying Underwriter listed on Schedule I thereto (each a “Qualifying Underwriter”). In connection with the engagement of each Qualifying Underwriter to advise and assist the Company with the matters set forth in the Agreement, in the event that a Qualifying Underwriter becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a “Proceeding”) in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities provided prior to the date of the Agreement, the Company agrees to indemnify, defend and hold the Qualifying Underwriter harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses in connection with any matter in any way relating to or referred to in the Agreement, arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities provided prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that such losses, claims, damages, liabilities and expenses resulted primarily from the gross negligence, willful misconduct or bad faith of the Qualifying Underwriter. In addition, in the event that a Qualifying Underwriter becomes involved in any capacity in any Proceeding in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, the Company will reimburse the Qualifying Underwriter for its reasonable expenses (including fees and expenses of counsel and the cost of any investigation and preparation) as such expenses are incurred by the Qualifying Underwriter in connection therewith.

If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its stockholders and affiliates and other constituencies, on the one hand, and the Qualifying Underwriter, on the other hand, in connection with the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its stockholders and affiliates, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its stockholders and affiliates and other constituencies, on the one hand, and the party entitled to contribution, on the other hand, in connection with the matters contemplated by the Agreement shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Company or its stockholders or affiliates and other constituencies, as the case may be, as a result of or in connection with the matters (whether or not consummated) for which the Qualifying Underwriter has been retained to perform financial services bears to the fees paid to the Qualifying Underwriter under the Agreement; provided that, in no event shall the Company contribute less than the amount necessary to assure that the Qualifying Underwriter is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by the Qualifying Underwriter pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents (not including for these purposes the Qualifying Underwriter or other indemnified parties hereunder)), on the one hand, or by the Qualifying Underwriter, on the other hand. Notwithstanding the provisions of this paragraph, the Qualifying Underwriter shall not be entitled to contribution from the Company if it is determined that the Qualifying Underwriter was guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) and the Company was not guilty of such fraudulent misrepresentation.

The Company will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not the Qualifying Underwriter is an actual or potential party to such Proceeding, without the Qualifying Underwriter’s prior written consent. For purposes of this Indemnification Agreement, the Qualifying Underwriter shall include the Qualifying Underwriter, any of its affiliates, each other person, if any, controlling the Qualifying Underwriter or any of its affiliates, their respective officers, current and former directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

The Company agrees that neither a Qualifying Underwriter nor any of its affiliates, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of either the Qualifying Underwriter’s engagement under the Agreement or any matter referred to in the Agreement, including, without limitation, related services and activities provided prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted primarily from the gross negligence, willful misconduct or bad faith of the Qualifying Underwriter or any of its affiliates, directors, agents, employees or controlling persons in performing the services that are the subject of the Agreement.

THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT (“CLAIM”), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND THE QUALIFYING UNDERWRITERS CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING

OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST THE QUALIFYING UNDERWRITER OR ANY INDEMNIFIED PARTY. EACH OF THE QUALIFYING UNDERWRITERS AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. EACH OF THE QUALIFYING UNDERWRITERS AND THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE QUALIFYING UNDERWRITERS AND THE COMPANY, RESPECTIVELY, AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH SUCH PARTY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of the Qualifying Underwriters’ engagement. This Indemnification Agreement shall be binding upon the Company and the Qualifying Underwriters and their respective successors and assigns and any successor or assign of any substantial portion of the Company’s or the Qualifying Underwriters’ respective businesses and/or assets. This Indemnification Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one agreement. Counterparts may be executed and delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other method and any counterpart so executed or delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

Very truly yours,

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:
Name:
Title:

[Signature page to Qualifying Underwriter Indemnification Agreement]

Agreed and Accepted:

[BANK NAME]

By:
Name:
Title:

[Signature page to Qualifying Underwriter Indemnification Agreement]